Exhibit “23.3” (Consents of Independent Directors)

1. CONSENT OF INDEPENDENT DIRECTOR NAMED IN REGISTRATION STATEMENT

I hereby consent to my identification as an independent director of Bigelow Income Properties, LLC and all references to me included in or made a part of such Registration Statement on Form S-11.

s/Richard Inghram   __________

December 15, 2010

2. CONSENT OF INDEPENDENT DIRECTOR NAMED IN REGISTRATION STATEMENT

I hereby consent to my identification as an independent director of Bigelow Income Properties, LLC and all references to me included in or made a part of such Registration Statement on Form S-11.

s/John H. Parker__   __________

December 15, 2010

3. CONSENT OF INDEPENDENT DIRECTOR NAMED IN REGISTRATION STATEMENT

I hereby consent to my identification as an independent director of Bigelow Income Properties, LLC and all references to me included in or made a part of such Registration Statement on Form S-11.

s/Roy Morrill_______________

December 17, 2010

4. CONSENT OF INDEPENDENT DIRECTOR NAMED IN REGISTRATION STATEMENT

I hereby consent to my identification as an independent director of Bigelow Income Properties, LLC and all references to me included in or made a part of such Registration Statement on Form S-11.

s/Susan M. Smith__ __________

December 19, 2010

5. CONSENT OF INDEPENDENT DIRECTOR NAMED IN REGISTRATION STATEMENT

I hereby consent to my identification as an independent director of Bigelow Income Properties, LLC and all references to me included in or made a part of such Registration Statement on Form S-11.

s/Ed Place __________________

December 21, 2010

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